Exhibit 99.1

Arena Pharmaceuticals Provides Corporate Update and Reports Second Quarter 2018 Financial Results

- Initiated ADVANCE Phase 3 Program for Ralinepag in Pulmonary Arterial Hypertension (PAH)

- Completed Enrollment for Olorinab Study for Pain Associated with Crohn's Disease; Data in Q3:18

- Submitted Etrasimod Meeting Request to the FDA for Ulcerative Colitis (UC)

SAN DIEGO, August 6, 2018 -- Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today provided a corporate update and reported financial results for the second quarter ended June 30, 2018.

"We have made significant progress over the past three months across our clinical programs, including the initiation of our ADVANCE Phase 3 program for ralinepag in patients with PAH. We are excited for the opportunity to potentially advance the treatment paradigm for patients suffering from this critical illness," said Amit D. Munshi, President and CEO of Arena. "Additionally, we are pleased to have submitted our meeting request to the FDA for etrasimod in UC, and look forward to the data readout from our Phase 2 study of olorinab for pain associated with Crohn’s disease in September.”

Pipeline Update

Etrasimod – Next generation, oral, selective sphingosine-1-phosphate (S1P) receptor modulator intended for the potential treatment of multiple immune and inflammatory diseases

•	Ulcerative colitis (UC):
o	Submitted meeting request to the FDA; Phase 3 planning ongoing
•	Crohn’s disease (CD):
o	Submitting meeting request to the FDA; Phase 2/3 planning ongoing
•	Primary biliary cholangitis (PBC):
o	Phase 2 trial ongoing

Ralinepag – Next generation, oral, once-daily, selective prostacyclin receptor agonist intended for the potential treatment of pulmonary arterial hypertension (PAH)

•	Initiating three Phase 3 trials for the most comprehensive PAH clinical program
o	ADVANCE OUTCOMES (301): Time to clinical events outcomes study in approximately 700 patients; initiated study and expect to enroll patients in August
o

ADVANCE CAPACITY (302): Exercise capacity study to evaluate a peak oxygen uptake (VO2) via cardiopulmonary exercise testing (CPET) in approximately 140 patients in a 7-month fixed treatment duration; expect to initiate in Q4:18

o	ADVANCE ENDURANCE (304): Exercise capacity study measuring 6-minute walk distance (6MWD) in approximately 280 patients in a 7-month fixed treatment duration; expect to initiate in Q1:19
•	Open-label extension interim trial results expected in H2:18

Olorinab – Peripherally restricted, oral, full agonist of the cannabinoid 2 (CB2) receptor intended for the potential treatment of visceral pain, specifically pain associated with Crohn’s disease

•	Completed enrollment in Phase 2 study in June, data expected in late September

Collaboration Update

•	In July 2018, Everest Medicines Ltd. submitted Investigational New Drug applications to the China Food and Drug Administration to initiate Phase 1 studies for etrasimod and ralinepag
•	In July 2018, Eisai Inc. reported positive topline results from CAMELLIA-TIMI61, a cardiovascular outcome trial for the anti-obesity agent BELVIQ®
•	In April 2018, Arena announced a licensing agreement with Outpost Medicine on a preclinical compound for the treatment of genitourinary disorders

Corporate Update

•	On October 4, 2018, Arena expects to host an Analyst and Investor Day in New York City
•	In July 2018, Arena appointed Kieran T. Gallahue as a non-executive director

Financial Update

Second Quarter 2018 Financial Results

•	Revenues totaled $4.0 million, consisting of $3.1 million in collaboration revenue, and $0.9 million in royalty revenue
•	Research and development expenses totaled $26.8 million
•	General and administrative expenses totaled $10.4 million
•	Net loss attributable to stockholders of Arena was $31.8 million, or $0.65 per share

At June 30, 2018, Arena’s cash, cash equivalents and investments balance was $592.4 million and approximately 49.3 million shares of Arena common stock were outstanding.

Conference Call & Webcast Information

Arena will host a conference call and live webcast with the investment community today, Monday, August 6, 2018, at 4:30 p.m. EDT to discuss the financial results and provide a corporate update.

When: Monday, August 6, 2018, at 4:30 p.m. EDT

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: 5986018

Please join the conference call at least 10 minutes early to register.  You can access the live webcast under the investor relations section of Arena’s website at: www.arenapharm.com. A replay of the conference call will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

Arena Pharmaceuticals is focused on delivering novel, transformational medicines with optimized pharmacology and pharmacokinetics to patients globally. Arena’s proprietary pipeline includes multiple potentially first- or best-in-class programs with broad clinical utility. The most advanced investigational clinical programs are ralinepag (APD811), in a Phase 3 program for pulmonary arterial hypertension (PAH), and etrasimod (APD334), expected to commence a Phase 3 program for ulcerative colitis (UC) and a program in Crohn’s Disease (CD), and which has potential utility for a broad range of immune and inflammatory conditions. Arena is also evaluating olorinab (APD371) in a Phase 2 study for the treatment of visceral pain associated with Crohn's disease, as well as other drug candidates in earlier research and development stages.

In addition, Arena has several collaborations including Everest Medicines Limited (ralinepag and etrasimod in Greater China and select Asian countries), Axovant Sciences GmbH (nelotanserin - Phase 2), Boehringer Ingelheim International GmbH (undisclosed target - preclinical), Outpost Medicine, LLC (undisclosed target – preclinical), and Eisai Co., Ltd. and Eisai Inc. (BELVIQ® - marketed product).

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “look forward to,” “intended,” “potential,” “planning,” “expect,” “expected,” “expects,” “will,” and “focused on,” and include, without limitation, statements about the following: design, initiation, enrollment, results, data readouts and timing relating to ongoing and intended clinical trials, such as statements about the timing of data from the open-label extension study of ralinepag, data from the Phase 2 trial of olorinab, and initiation and enrollment of the planned Phase 3 trials of ralinepag; the potential of Arena’s drug candidates; Arena’s upcoming Analyst and Investor Day; Arena’s investment community conference call and webcast; and Arena’s focus, goals, strategy, clinical programs, and collaborators. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: we may need additional funds to advance all of our programs, and you and others may not agree with the manner we allocate our resources; risks related to developing and commercializing drugs; enrolling patients in our ongoing and intended clinical trials is competitive and challenging; clinical trials and other studies may not proceed at the time or in the manner expected or at all; the timing and outcome of research, development and regulatory review is uncertain, and our drug candidates may not advance in development or be approved for marketing; risks and uncertainties relating to cash and revenues that may be generated from product sales or other sources, including the impact of competition; Arena's revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena's guidance or previously reported results; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; satisfactory resolution of litigation or other disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to relying on collaborative arrangements; the entry into or modification or termination of collaborative arrangements; and Arena's and third parties' intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Arena's forward-looking statements are disclosed in Arena's filings with the Securities and Exchange Commission (SEC), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 14,

2018, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 9, 2018. These forward-looking statements represent Arena's judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Kevin R. Lind

Arena Pharmaceuticals, Inc.

Executive Vice President and

Chief Financial Officer

klind@arenapharm.com

858.210.3636

Media Contact:

Matt Middleman, M.D.

LifeSci Public Relations

matt.middleman@lifescipublicrelations.com

646.627.8384

(Tables Follow)

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues
Collaboration and other revenue	$3,133	$1,898	$4,161	$3,558
Royalty revenue	861	—	1,588	—
Total revenues	3,994	1,898	5,749	3,558

Operating Costs & Expenses
Research & development	26,755	17,700	48,328	33,044
General & administrative	10,405	7,150	21,556	14,670
Total operating costs & expenses	37,160	24,850	69,884	47,714

Total interest & other income (expense), net	1,333	(811)	1,169	(2,158)
Loss from continuing operations	(31,833)	(23,763)	(62,966)	(46,314)
Income (loss) from discontinued operations	—	147	(830)	201
Net loss	(31,833)	(23,616)	(63,796)	(46,113)
Less net loss attributable to noncontrolling interest in consolidated variable interest entity	—	299	—	743
Net loss attributable to stockholders of Arena	$(31,833)	$(23,317)	$(63,796)	$(45,370)

Amounts attributable to stockholders of Arena:
Loss from continuing operations	$(31,833)	$(23,464)	$(62,966)	$(45,571)
Income (loss) from discontinued operations	—	147	(830)	201
	$(31,833)	$(23,317)	$(63,796)	$(45,370)

Net income (loss) attributable to stockholders of Arena per share, basic and diluted:
Continuing operations	$(0.65)	$(0.77)	$(1.41)	$(1.66)
Discontinued operations	—	—	(0.02)	—
	$(0.65)	$(0.77)	$(1.43)	$(1.66)

Shares used in calculating net loss attributable to stockholders of Arena per share, basic and diluted:	49,263	30,299	44,655	27,371

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

(unaudited)

	June 30, 2018		December 31, 2017
			[1]
Assets
Cash & cash equivalents		$501,217	$158,837
Accounts receivable		2,334	2,357
Insurance recovery receivable		—	12,025
Prepaid expenses & other current assets		6,539	2,681
Total available for sale investments		91,190	112,482
Land, property & equipment, net		28,756	30,131
Other non-current assets		7,524	3,622
Assets of disposal group held for sale		—	17,140
Total assets	$	$ 637,560	$339,275

Liabilities & Stockholders’ Equity
Accounts payable & accrued liabilities		$16,523	$15,622
Accrued litigation settlement		—	24,000
Total deferred revenues		1,415	2,177
Total lease financing obligations & other long-term liabilities		60,784	62,737
Liabilities of disposal group held for sale		—	27,595
Total stockholders’ equity		558,838	207,144
Total liabilities & stockholders’ equity	$	$ 637,560	$339,275

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

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